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            Standard Form of OFFICE BUILDING LEASE Developed by
                    One Park Place OWNERS AND MANAGERS
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[LOGO]                         OFFICE LEASE


                           This lease, made and entered into at 7600 NE 41st Street, Suite 350, Vancouver, WA 98662, this 18th day of April, 1996 by and between the following:

                           LANDLORD: ALCO Limited Partnership, a Oregon limited partnership
                                                and
                           TENANT:  JENKON INTERNATIONAL, INC.

                           PREMISES: Landlord hereby leases to Tenant the following: Approximately 6,058 gross rentable square feet of office space (5,409 usable square feet x 1.12% building load factor to compensate for the common area shared by all tenants) located on the 3rd floor of Premises, see Exhibit A, Space Plan/Floor Plan, attached hereto and by this reference made a part of the Office Lease, to be known as Suite #350 (the Premises) in the ONE PARK PLACE building (the Building) at 7600 NE 41st Street Vancouver, WA 98662

                           TERM:   Commencing June 1, 1996, and continuing
                           through May 31, 1998

                           RENTAL RATE:  Monthly Base Rental shall be as
                           follows:
                               $18.00 per square foot during
                               months 01-12 or $9,087.00/mo = $109,044.00
                               $18.50 per square foot during
                               months 13-24 or $9,339.42/mo = $112,073.04
                               $19.00 per square foot during
                               months 25-36 or $9,591.83/mo = $115,101.96
                                                              -----------
                                               Total Rent     $336,219.00


                           Rent is payable in advance on the 1st day of each month commencing, June 1, 1996.

                              Landlord and Tenant covenant and agree as follows:

1.1    DELIVERY OF         Should Landlord be unable to deliver possession of
       POSSESSION.         the Premises on the date fixed for commencement of
                           the term, commencement will be deferred and Tenant shall owe no rent until notice from Landlord tendering possession to Tenant. If possession is not so tendered within 90 days following commencement of the term, then Tenant may elect to cancel this lease by notice to Landlord within 10 days following expiration of the 90-day period. Landlord shall have no liability to Tenant for delay in delivering possession, nor shall such delay extend the term of this lease in any manner.

2.1    RENT PAYMENT.       Tenant shall pay the Base Rent for the Premises
                           and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Additional rent means amounts determined under Section 18.4 of this lease and any other sums payable by Tenant to Landlord under this lease. Rent not paid when due shall bear interest at the rate of one-and-one-half percent per month until paid. Landlord may at its option impose a late charge of $0.05 for each $1 of rent for rent payments made more than 10 days late in lieu of interest for the first month of delinquency, without waiving any other remedies available for default. Failure to impose a late charge shall not be a waiver of Landlord's rights hereunder.

3.1    LEASE               Upon execution of the lease Tenant has paid the
       CONSIDERATION.      Base Rent for the first full month of the lease
                           term for which rent is payable and in addition has paid the sum equivalent to the last months rent of $9,591.83 as lease consideration. Landlord may apply the lease consideration to pay the cost of performing any obligation which Tenant fails to perform within the time required by this lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. If the lease consideration is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the lease consideration to its original amount. To the extent not applied by Landlord to cure defaults by Tenant, the lease consideration shall be applied against the rent payable for the LAST
                           MONTH OF THE TERM. The lease consideration shall not be refundable.

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4.1    USE.                Tenant shall use the Premises as business for
                           GENERAL OFFICE and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall at its expense promptly comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise or vibrations to be emitted from the Premises. Tenant shall create no nuisance nor allow activities that will increase Landlord's insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

4.2    ENVIRONMENTAL.      Without limiting any other provision of this lease:

                                 a. Tenant agrees to comply with
                           Environmental Laws (as defined below) and shall not cause or permit any Hazardous Substance (as defined below) to be used, stored, generated, or disposed of on or in the Premises by Tenant, Tenant's agents, employees, contractors or invitee without first obtaining Landlord's prior written consent.

                                 b. As used herein, "Hazardous Substance"
                           means any substance which is toxic, ignitable reactive, or corrosive and which is regulated by the United States government, the State in which the Premises are located or any local government, including without limitation any and all materials or substances which are defined as "hazardous wastes," "extremely hazardous wastes," "radioactive materials," "contaminants,"
                           "pollutants," or "hazardous substances" pursuant to Environmental Laws, including, but not limited to asbestos, polychlorinatedbiphenyls and petroleum.

                                 c. As used herein, "Environmental Laws" means
                           all federal, state and local statutes, laws, ordinances, orders, and regulations relating to the use, generation, release, handling, storage, discharge, transportation, deposit or disposal of Hazardous Substances or otherwise related to protection of health or the environment.

4.3    EQUIPMENT.          Tenant shall install in the Premises only such
                           office equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating or communication equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense.

4.4    SIGNS.              No signs, awnings, antennas, or other apparatus
                           shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises without Landlord's written approval as to design, size, location, and color.
                           All signs installed by Tenant shall comply with Landlord's standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this lease with the sign location restored to its former state unless
                           Landlord elects to retain all or any portion thereof.

5.1    UTILITIES AND       Landlord will furnish water, electricity and
       SERVICES.           elevator service, during the normal Building hours
                           of 6:00 a.m. to 9:00 p.m. Monday through Thursday, 6:00 am to 8:00 pm Friday, 7:00 am to 1:00 pm
                           Saturday, closed Sunday, except holidays, and will furnish heat and air conditioning (if the Building is air conditioned). Janitorial service will be provided in accordance with the regular schedule of the Building, which schedule and service may change form time to time. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this lease. Landlord shall take all reasonable steps to correct any interruptions in service. Electrical service furnished will be 110 volts unless different service already exists in the Premises. Tenant shall provide its own surge protection for power furnished to computers.

5.2    EXTRA USAGE.        If Tenant uses excessive amounts of utilities or
                           services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half of the cost of such determination.

6.1    MAINTENANCE AND     Landlord shall have no liability for failure to
       REPAIR.             perform required maintenance and repair unless
                           written notice of such maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and Landlord shall have no liability for interference with Tenant's use because of repairs.

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6.1    (CONTINUED)         and installations. Tenant shall have no claim
                           against Landlord for any interruption or reduction of services or interference with Tenant's occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant. Repair of damage caused by negligent or intentional acts or breach of this lease by Tenant, its employees or invitees shall be at Tenant's expense.

6.2    ALTERATIONS.        Tenant shall not make any alterations, additions,
                           or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord's prior written consent.
                           Any such improvements, alterations, wiring, cables or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for removable machinery and unattached movable trade fixtures. Landlord may at its option require that Tenant remove any improvements, alterations, wiring, cables or conduit installed by Tenant and restore the Premises to the original condition upon termination of this lease. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, and to post notices of non-responsibility in connection with work being performed by Tenant in the Premises.

6.3    AMERICANS           From and after the commencement date of the Lease,
         WITH              Tenant covenants and agrees to conduct its
     DISABILITIES          operations, at Tenant's sole cost and expense, in
         ACT.              compliance with the ADA (as defined below).

                                a. In the event Tenant undertakes any
                           alterations or improvements to, for, or within the Premises, including initial build-out work if such work, pursuant to other terms of this lease, is the responsibility of Tenant to perform, the Tenant agrees to cause such alterations to be performed, at Tenant's sole cost and expense, in compliance with the ADA.

                                b. Paragraph 6.3.b. intentionally deleted.

                                c. Pursuant to paragraphs (a) and b) above,
                           Landlord and Tenant have allocated certain liabilities and obligations under the federal law commonly known as the Americans with Disabilities Act, 42 U.S.C. 12101 ET SEQ., together with the regulations and accessibility guidelines thereunder, as supplemented and amended from time to time (collectively, the "ADA").

7.1    INDEMNITY.          Tenant shall not allow any liens to attach to the
                           Building or Tenant's interest in the Premises as a result of its activities. Tenant shall indemnify and defend Landlord and its managing agents from any claim, liability, damage, or loss occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any terms of this Lease. Neither Landlord nor its managing agent shall have any liability to Tenant because of loss or damage to Tenant's property or for death or bodily injury caused by the acts or omissions of other tenants of the building, or by third parties
                           (including criminal acts).

7.2    INSURANCE.          Tenant shall carry liability insurance with limits
                           of not less than ONE MILLION DOLLARS ($1,000,000) combined single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord's managing agent, if any, as an additional insured and covering the liability insured under paragraph 7.1 of this lease. Tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be canceled or materially changed without 10 days advance notice to Landlord and Landlord's managing agent, if any. A renewal certificate shall be furnished at least 10 days prior to expiration of any policy.

8.1    FIRE OR CASUALTY.   "Major damage" means damage by fire or other
                           casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25 percent of the pre-damage value of the Building to repair, or which is not covered by insurance. In case of major damage, Landlord may elect to terminate this lease by notice in writing to Tenant within 30 days after such date. If this lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage.
                           Tenant shall properly restore all damage to tenant improvements or alterations installed by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not usable by Tenant.

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8.2    WAIVER OF           Tenant shall be responsible for insuring its
       SUBROGATION.        personal property and trade fixtures located on
                           the Premises and any alterations or tenant improvements it has made to the Premises. Neither
                           Landlord, its managing agent nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could be covered by a standard all risk insurance policy with an extended coverage endorsement, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

9.1    EMINENT DOMAIN.     If a condemning authority takes title by eminent
                           domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this Lease effective on the date that possession is taken by the condemning authority. Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.

10.1   ASSIGNMENT AND      This Lease shall bind and inure to the benefit
       SUBLETTING.         of the parties, their respective heirs,
                           successors, and assigns, provided that Tenant shall not assign its interest under this Lease or sublet all or any portion of the Premises without first obtaining Landlord's consent in writing.
                           This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment or subletting provided the proposed
                           Tenant is compatible with Landlord's normal standards for the Building. If Tenant proposes a subletting or assignment to which Landlord is required to consent under this paragraph, Landlord shall have the option of terminating this Lease and dealing directly with the proposed subtenant or assignee, or any third party. Tenant shall pay any reasonable costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorney's fees.

11.1   DEFAULT.            Any of the following shall constitute a default by
                           Tenant under this Lease:

                               a. Tenant's failure to pay rent or any other
                           charge under this Lease within 10 days after it is due, or failure to comply with any other term or condition within 20 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 20-day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good, faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence of this Lease.

                               b. Tenant's insolvency, business failure or
                           assignment for the benefit of its creditors.
                           Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer, or the appointment of a receiver for Tenant's properties.

                               c. Assignment or subletting by Tenant in
                           violation of paragraph 10.1.

                               d. Vacation or abandonment of the Premises
                           without the written consent of Landlord or failure to occupy the Premises within 20 days after notice tendering possession.

11.2   REMEDIES FOR        In case of default as described in paragraph 11.1
       DEFAULT.            Landlord shall have the right to the following
                           remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

                               a. Landlord may at its option terminate the
                           Lease by notice to Tenant. With or without termination, Landlord may retake possession of the Premises and may use or relet the Premises without accepting a surrender or waiving the right to damages. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building. If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord's claim to damages or loss of rentals from Tenant.

11.2 (CONTINUED)           b. Landlord may recover all damages caused by
                      Tenant's default which shall include an amount equal to rentals lost because of the default, lease commissions paid for this Lease, and the unamortized cost of any tenant improvements installed by Landlord to meet Tenant's special requirements. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the Lease. Such damages shall be measured by the difference between the rent under this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the prevailing interest rate on judgments.

                           c. Landlord may make any payment or perform any
                      obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant upon demand all amounts so expended, plus interest from the date of the expenditure at the rate of one-and-one-half percent per month. Any such payment or performance by Landlord shall not waive Tenant's default.

12.1 SURRENDER.       On expiration or early termination of this Lease Tenant
                      shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use, tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant fails to vacate the Premises when required, including failure to remove all of its personal property, Landlord may elect either: (i) to treat
                      Tenant as a tenant from month to month, subject to the provisions of this Lease except that rent shall be one-and-one-half time the total rent being charged when the Lease term expired: or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

13.1 REGULATIONS.     Landlord shall have the right but shall not be
                      obligated, to make, revise and enforce regulations or policies consistent with this Lease for the purpose of promoting safety, health (including regulation or prohibition of smoking), order, economy, cleanliness, and good service to all tenants of the Building. All such regulations and policies shall be complied with as if part of this Lease.

14.1 ACCESS.          During times other than normal Building hours Tenant's
                      officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this Lease, to perform necessary services, maintenance and repairs or alterations to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. Except in case of emergency such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

14.2 FURNITURE AND    Tenant shall move furniture and bulky articles in and out
     BULKY ARTICLES.  of the Building or make independent use of the elevators approved by Landlord following at least 24 hours written notice to Landlord of the intended move. Landlord will not unreasonably withhold its consent under this paragraph.

15.1 SUBORDINATION.   This Lease shall be subject to and subordinate to any
                      mortgages, deeds of trust, or land sale contracts
                      (hereafter collectively referred to as encumbrances) now existing against the Building. At Landlord's option this Lease shall be subject and subordinate to any future encumbrance hereafter placed against the Building
                      (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination.

15.2 TRANSFER OF      If the Building is sold or otherwise transferred by
     BUILDING.        Landlord or any successor, Tenant shall attorn to the
                      purchaser or transferee and recognize it as the Lessor under this Lease, and, provided the purchaser or transferee assumes all obligations hereunder, the transferor shall have no further liability hereunder.

15.3 ESTOPPELS.       Either party will within 10 days after notice from the
                      other execute, acknowledge and deliver to the other party a certificate certifying whether or not this Lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrance, or any ground
                      Lessor, Tenant will agree to give such holder or Lessor notice of and an opportunity to cure any default by Landlord under this Lease.

16.1 LITIGATION:      All disputes relating to this Lease shall be litigated
     ATTORNEY FEES.   only in the state and federal courts located in Clark
                      County, Washington, unless otherwise required by law. In any litigation arising out of this Lease, the prevailing party shall be entitled to recover attorney fees at trial and on any appeal. If Landlord incurs attorneys' fees because of a default by Tenant, Tenant shall pay all such fees whether or not litigation is filed.

16.2 ATTORNEY REVIEW. This Lease has been prepared for submission to your attorney for approval. No representation or recommendation is made by the Landlord or by The Real Estate Brokers or their agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transaction to which it relates. The Parties shall rely solely upon the advice of their own counsel as to the legal and tax consequences of this Lease.

17.1 QUIET ENJOYMENT. Landlord warrants that so long as Tenant complies with all terms of this Lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Neither Landlord nor its managing agent shall have any liability to Tenant for loss or damages arising out of the acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building. No assets of Landlord, other than the Building, shall be liable for any judgment against Landlord. As used herein, "Landlord" includes all employees and agents of Landlord and all heirs, successors and assigns of Landlord.

18.1 ADDITIONAL RENT: Whenever for any January 1 to December 31 tax year the
     TAX ADJUSTMENT   real property taxes levied against the Building and its
                      underlying land exceed those levied for the 1996 tax year, then the monthly rental for the next succeeding calendar year shall be increased by one-twelfth of such tax increase times Tenant's proportionate share. "Real property taxes" as used herein means all taxes and assessments of any public authority against the Building and the land on which it is located, the cost of contesting any tax and any form of fee or charge imposed on Landlord as a direct consequence of owning or leasing the Premises, including but not limited to rent taxes, gross receipt taxes, leasing taxes, or any fee or charge wholly or partially in lieu of or in substitution for ad valorem real property taxes or assessments, whether now existing or hereafter enacted. If any portion of the Building is occupied by a tax-exempt tenant so that the Building has a partial tax exemption under Washington
                      State Law, then real property taxes shall mean taxes computed as if said partial exemption did not exist. If a separate assessment or identifiable tax increase arises because of improvements to the Premises, then Tenant shall pay 100 percent of such increase.

18.2 TENANT'S         "Tenant's proportionate share" as used herein means the
     PROPORTIONATE    area of the Premises, divided by the total area of office
     SHARE.           space in the Building, with said area determined using
                      one of the methods of building measurement defined by the Building Owners and Managers Association (BOMA). Tenant's proportionate share as of the Lease commencement date shall be 8.98% percent.

18.3 ADDITIONAL RENT: On the TWENTY FIFTH MONTH of this Lease, the Landlord
     COST-OF-LIVING   shall adjust the base rental in the same percentage as
     ADJUSTMENT.      the increase, if any, in the Consumer Price Index
                      published by the United States Department of Labor, Bureau of Labor Statistics. The change shall be computed by comparing the schedule entitled "U.S. CITY AVERAGE, ALL
                      ITEMS, ALL URBAN CONSUMERS, 1982-84 = 100" for the latest available month preceding the month in which the Lease term commenced with the same figure for the same month in the years for which the adjustment is computed, but under no circumstances shall base rent exceed $19.57 per square foot. All comparisons shall be made using index figures derived from the same base period and in no event shall this provision operate to decrease the monthly rental for the Premises below the initial stated monthly rental, plus property tax adjustments and operating expense adjustments as provided in this Lease. If the index cited above is revised or discontinued during the term of this Lease then the index that is designated by the Portland Metropolitan Association of Building Owners and Managers to replace it shall be used.

18.4 ADDITIONAL RENT: Tenant shall pay as additional rent its proportionate
     OPERATING        share, as defined in paragraph 18.2, of the amount by
     EXPENSE          which operating expenses for the Building exceed $4.50 per
     ADJUSTMENT.      square foot of gross leaseable area. This amount shall
                      be called the "Expense Stop". Effective January 1 of each year Landlord shall estimate the amount by which operating expenses are expected to increase, if any, over those incurred in the base year. Monthly rental for that year shall be increased by one-twelfth of Tenant's share of the estimated increase. Following the end of each calendar year, Landlord shall compute the actual increase in operating expenses and bill Tenant for any deficiency or credit Tenant with any excess collected. As used herein "operating expenses" shall mean all costs of operating and maintaining the Building as determined by standard real estate accounting practice, including, but not limited to: all water and sewer charges; the cost of natural gas and electricity provided to the building;
                      janitorial and cleaning supplies and services;
                      administration costs and management fees; superintendent fees; security services, if any; insurance premiums;
                      licenses; permits for the operation and maintenance of the Building and all of its component elements and mechanical systems; the annual amortized capital improvement cost (amortized over such a period as Landlord may select but not shorter than the period allowed under the Internal Revenue Code and at a current market interest rate) for any capital improvements to the Building required by any governmental authority or those which have a reasonable probability of improving the operating efficiency of the Building.

19.1   TENANT AND          Upon request of Landlord, Tenant and any
       GUARANTOR           guarantor of this Lease shall provide Landlord
       FINANCIAL           with current signed financial statements
       STATEMENTS.         (certified by a certified public accountant) and
                           tax returns complete with all schedules, including
                           K-1 statements for any partnership or
                           S-corporation in which Tenant or any guarantor has an interest. All financial statements shall be prepared in accordance with generally accepted accounting principles, in form and substance acceptable to Landlord, and certified to be complete and accurate in all respects.

20.1   PARKING             During the term of this Lease, Landlord shall
                           make available to Tenant 4 parking space(s) per 1,000 thousand square feet of rentable space.
                           Parking may be located on the real property where the Premises are located or at another parking facility in close proximity to the Building.
                           Landlord's obligation pursuant to this paragraph shall be limited to making such spaces available in whatever manner Landlord deems appropriate
                           (attended, unattended, marked stalls, or other means), so long as the number of spaces referred to in this paragraph is made available to Tenant.
                           Tenant shall not be required to pay as rental for the spaces made available to, and used by, Tenant.
                           Landlord may establish parking rates, which may be adjusted from time to time, and such sum shall be in addition to the Base Rent and Additional
                           Rent payable under this Lease.

21.1   CONFERENCE ROOM.    Tenant shall have FREE non-exclusive use of the
                           Building's conference room. Landlord reserves the right to schedule Tenant usage in order to avoid conflicts.

22.1   TIME LIMITATION ON  Whenever there is provided in this Lease, a time
       PERFORMANCE OF      limitation for performance by Landlord of any
       LANDLORD            construction, repair, maintenance, or service, the
                           time provided shall be extended for as long as and to the extent that delay in compliance with such limitation is due to an act of God, strike, governmental control or other causes, beyond the reasonable control of Landlord.

23.1   COMPLETE            This Lease and the attached Exhibits and Schedules
       AGREEMENT.          if any, constitute the entire agreement of the
                           parties and supersede all prior written and oral agreements and representations. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

23.2   SPACE LEASED        Unless otherwise stated in this Lease, the
       AS IS.              Premises are leased as is in the condition now
                           existing with no alterations or other work to be performed by Landlord.

23.3   CAPTIONS.           The titles to the paragraphs of this Lease are
                           descriptive only and are not intended to change or influence the meaning of any paragraph or to be part of this Lease.

23.4   NON-WAIVER.         Failure by Landlord to promptly enforce any
                           regulation, remedy or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay in enforcement.

23.5   EXHIBITS.           The following exhibits are attached hereto and
                           incorporated as a part of this Lease:

                                a.  Exhibit A: Premises-floor plan

                                b.  Exhibit B: Building Rules and Regulations

24.1   ADDENDUM TO         By this reference, any addendum to the Lease
       LEASE:              attached hereto shall be made a part hereof,
       AMENDMENTS.         provided same is mutually agreed upon by both
                           Landlord and Tenant, modified in writing, and signed by Landlord and Tenant at time of the modification.

25.1   NOTICES.            All notices or tenders required or permitted
                           hereunder shall be made and given in writing to the parties at the addresses set forth herein below by either facsimile (with hard copy sent via regular U.S. Mail postage prepaid), certified mail return receipt requested or overnight courier such as Federal Express. If notice be given by facsimile or overnight courier it shall be deemed received on the next business day following mailing and if by certified mail, it shall be deemed received on the third business day following mailing. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received. Either party may change its address for notice purposes by giving written notice of such change in accordance with the provisions of this paragraph. Notice shall be addressed as follows:

                           LANDLORD:
                           Property Manager                 Treasurer of ALCO
                                                            Limited Partnership
                           Mr. Lee Tucker    with copy to:  Mr. Lon Wood
                           c/o S&P Company                  c/o MT Hood
                                                            Beverage Company
                           7600 NE 41st Street              3601 NW Yeon
                           Suite 300                        Avenue
                           Vancouver, WA 98662              Portland, OR 97210

                           TENANT:
                                 Mr. David A. Edwards, President
                                 JENKON INTERNATIONAL, INC.
                                 4601 NE 77th Avenue
                                 Suite 300
                                 Vancouver, WA 98662

26.1   SUBSTITUTE          In the event the Leased Premises under this Lease
       PREMISES.           contains less than 2,000 usable square feet, then
                           one time during the term of this Lease, the Landlord may relocate the Tenant to substitute premises situated within the Building in accordance with the following:

                                a. The substitute premises shall be of equal
                                   or better quality and shall be
                                   substantially the same in size,
                                   dimensions, configuration and decor as
                                   the Premises described in this Lease and any alterations or improvements necessary to place the substitute premises in that condition will be performed by the Landlord at its cost.

                                b. The physical relocation to the Tenant from
                                   the Premises to the substitute premises
                                   shall be accomplished by the Landlord at its cost.

                                c. The Landlord shall give Tenant at least
                                   sixty (60) days notice of Landlord's
                                   intention to relocate the Premises. The
                                   Tenant shall have thirty (30) days from
                                   the date of Landlord's notice to accept
                                   or reject the substitute premises. If
                                   Tenant refuses to accept the substitute
                                   premises or fails to reply to Landlord's notice within the time stated, this Lease shall terminate upon Tenant vacating the Premises or sixty (60) days from the date of Landlord's notice to Tenant, whichever occurs first.

                                d. If Tenant accepts the substitute premises
                                   as offered by Landlord, then Landlord will prepare the substitute premises for Tenant's occupancy and the physical relocation to the substitute premises shall take place on a weekend. All reasonable direct costs such as changing addresses on stationery, business cards, directories and advertising, moving expenses, and telephone relocation expenses, but excluding any lost revenues or other consequential costs, shall be paid by Landlord.

                                e. The parties shall immediately execute an
                                   amendment to this Lease changing the
                                   designation of the Premises with all other terms and conditions of the Lease remaining in full force and effect.

27.1   NO BROKERS.         Tenant represents and warrants to Landlord
                           that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or deliver of this Lease and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this Section shall not apply to brokers with whom Landlord has an express written brokerage agreement.

*7.2   AGENCY DISCLOSURE.  At the signing of this Agreement, the listing agent, Wicklund & Associates Commercial Brokerage
                           Company, represented the Landlord and the leasing agent, Cushman & Wakefield of Oregon represented the Tenant and both parties acknowledge and agree to same. Upon execution of the Lease, Landlord shall pay a commission to Wicklund & Associates and said commission shall be shared equally by both agencies.

28.1   RIGHT OF FIRST      Landlord shall provide Lessee with the first right
         REFUSAL           of refusal to lease adjacent space. This first
                           right of refusal is subordinate to subleases or assignments and is not enforceable should tenant in possession of the space exercise an Option to Renew or a First Right of Refusal provided in their respective leases. This first right of refusal is also subordinate in time to other
                           Building Tenants' rights of first refusal as they may pertain to the adjacent space.

29.1   TENANT              Landlord agrees to provide the Building Standard
         IMPROVEMENTS.     Tenant Improvements in the Premises as described
                           below:
                           1. Paint:  Paint interior Premises walls with
                           Colors to be selected from Landlord's Building
                           Standard colors.
                           2. Carpet: Install Building Standard carpet and base throughout premises with carpet color to be mutually agreed upon prior to installation.
                           3. Partition Wall: A partition wall currently separates the Premises into two separate suite areas of approximately 1,292 gross rentable square feet and 4,766 gross rentable square feet.
                           Landlord shall remove said wall thereby creating one large contiguous suite area of 6,058 gross rentable area.


LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE LANDLORD AND TENANT HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.


     IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Lease as of the day and year first written above.

LANDLORD: ALCO Limited Partnership, a Oregon limited partnership          The Agnew Company
                                                                         its General Partner

                                                                  By: /s/ Dan J. Agnew
                                                                      ----------------------

                                                                  Title:    Pres
                                                                         -------------------
Telephone No. (503) 274-9990                                      Tax ID#:   91-1530085
Fax No. (503) 727-3234                                                     -----------------
Address:
         3601 NW Yeon Ave.
----------------------------------
         Portland, OR 97005
----------------------------------


TENANT:   JENKON INTERNATIONAL, INC.   By: /s/ David O. Jansen        By:
                                           --------------------           -----------------------

                                       Title:  Chairman               Title:
                                              -----------------              --------------------

Telephone No. (360) 256-4400
Fax No. 360-256-9623
Address:
         4601 NE 77th Avenue
----------------------------------
         Suite 300
----------------------------------
         Vancouver, WA 98662
----------------------------------

                                  EXHIBIT A


                                  [DIAGRAM]

                         ONE PARK PLACE - THIRD FLOOR

                                  EXHIBIT B

                        BUILDING RULES AND REGULATIONS

1.     COMMON AREAS        The sidewalks, halls, passages, exits, entrances,
                           elevators, escalators and stairways of the Building shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from Tenant's Premises. The halls, passages, exits, entrances, elevators, and stairways are not intended for use by the general public and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgement of Landlord would be prejudicial to the safety, character, reputation or interest of the Building, Landlord or tenants, provided that nothing herein contained shall be construed to prevent access by persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

2.     USE AND OCCUPANCY   For the safety, efficiency, and protection of the
       OF PREMISES         tenants and the Building, Tenant shall not, nor
                           permit any employee, agent or invitee of Tenant to use its Premises for:

                                a. Storage or merchandise held for sale to
                           the general public, other than those reasonably necessary for the operation of Tenant's business. Landlord may, from time to time, inspect the Premises to insure compliance with the foregoing.

                                b. Lodging or sleeping;

                                c. Cooking, except for private use by Tenant
                           or its employees with Underwriters approved equipment for brewing coffee, tea, hot chocolate or microwave cooking. Such use shall comply with all governmental regulations;

                                d. Storage of any flammables, combustibles,
                           explosives, or environmentally hazardous materials other than limited quantities reasonably necessary for operation or maintenance of office equipment. Such limited quantities shall be only stored in containers approved by appropriate regulatory agencies;

                                e. Keeping or storing foul or noxious gas or
                           substance;

                                f. The business of stenography, typewriting,
                           printing, or photocopying or any similar business for the service or accommodation of occupants of any other portion of the Building, unless specifically authorized in the Lease;

                                g. Any use which would be reasonably
                           offensive to other tenants or Landlord or which would tend to create a nuisance or damage the reputation of the Premises or Building, including but not limited to, using any portion of the Premises as a second hand store or conduct therein any auction, distress sale, fire sale, bankruptcy sale, "going out of business sale" or "lost our lease" sale.

3.     PROHIBITED          Tenant shall not, nor permit any employee, agent
       ACTIVITIES          or invitee of Tenant to:

                                a. Interfere in any way with other tenants or
                           those having business in the Building;

                                b. Bring into the Building or keep within its
                           Premises any bicycles, vehicles, fish, birds or animals of any kind other than seeing eye dogs and like animals;

                                c. Use in its Premises ice, drinking water,
                           beverages, or catering service except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord;

                                d. Use any method of heating or air
                           conditioning other than that provided by Landlord;

                                e. Attach or install awnings, curtains,
                           draperies, blinds, shades, or screens on or adjacent to any window or glass situated within its Premises without prior written consent of Landlord. Landlord may withhold its consent;

                                f. Use in the Building or its Premises any
                           hand trucks except those equipped with rubber tires and side guards or such other material handling equipment without Landlord's prior written consent;

(3.    CONTINUED)               g. Operate any television, radio, recorder or
                           sound system in such a manner which, in the judgement of the Landlord, might cause a nuisance to any; other tenant of the Building;

                                h. Load any floor beyond the point considered
                           safe by a competent engineer or architect selected by Landlord;

                                i. Engage in any activity which would make it
                           impossible to insure the Premises against casualty, would increase the insurance rate, or would prevent Landlord from taking advantage of any ruling of the Insurance Rating bureau or its successor allowing Landlord to obtain reduced premium rates for long-term fire insurance policies, unless Tenant pays the additional cost of insurance.

                                j. Except as may be permitted by Landlord in
                           writing, place any radio, television, or other antenna, on the roof or on or in any part of the inside or outside of the Building other than inside the Premises; or operate any device that emits interference with radio, television, or other communications from or in the Building or elsewhere.

                                 k. Enter or permit to be entered into or
                           upon the roof of the Building or any storage, heating, ventilation, air conditioning, mechanical or machinery housing areas.

4.     TENANT REQUIREMENTS Tenant shall, and shall require its employees and agents to:

                                 a. Keep window coverings in its Premises
                           closed when the effect of sunlight or cold weather would impose unnecessary loads on the Building's heating or air conditioning system;

                                 b. Keep the doors to the Building corridors
                           closed at all times except for ingress and egress and ensure that the doors of its Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before leaving the Premises;

                                 c. Store all its trash and refuse within its
                           Premises. No material shall be placed in trash boxes or receptacles if such material is of such nature that it may not be safely disposed of in the customary manner of removing and disposing of office building trash and refuse in the City of Vancouver without being in violation of any law or ordinance governing such disposal. All trash and refuse disposal shall be made only through entrances and elevators provided for such purposes and at such times as Landlord shall designate.

5.     JANITORIAL SERVICE  Tenant shall not employ, authorize, or permit any person, persons or firm, other than the janitor of Landlord for purpose of cleaning its Premises. Landlord shall not be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or any other person. Janitor service will not be furnished on nights when rooms are occupied after 6:00 p.m. unless, by prior agreement in writing, service is extended to a later hour for specifically designated rooms.

6.     KEYS, LOCKS         Landlord will furnish each tenant two keys to each
                           entry door lock to its Premises. Landlord may make a reasonable charge for any additional keys.
                           Tenant shall not have any such keys duplicated.
                           Tenant shall not alter any lock, install a new or additional lock or any bolt on any door of its Premises. Upon the termination of the Lease, Tenant shall deliver to Landlord all keys to doors in the Premises.

7.     MOVEMENT OF         All persons employed, and means or methods used to
       EQUIPMENT           move equipment, materials, supplies, furniture or
                           other property in or out of the Building, must be approved by Landlord prior to any such movement.
                           Landlord shall have the right to prescribe the time of movement of such items in and out of the Building and the maximum weight, size and positions (to the extent of structural load considerations only) of all equipment, materials, furniture or other property brought into the Building, heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of the Tenant.

8.     USE OF SERVICE      The Landlord shall designate appropriate entrances
       ELEVATORS           and a "service" elevator for deliveries or other
                           movement to or from the Premises of equipment, materials, supplies, furniture or other property, and tenant shall not use any other entrances or elevators for such purposes. The service elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate.

9.     ACCESS TO BUILDING  Landlord reserves the right to exclude from the
       AFTER HOURS         Building between the hours of 8:00 p.m. and 6:00
                           a.m. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present identification acceptable to Landlord. Tenant shall provide Landlord with a list of all persons authorized by Tenant to enter its Premises and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to

(9.    CONTINUED)          the admission to or exclusion from the Building
                           of any persons. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate.

10.    BUILDING DIRECTORY  A building directory will be provided for the display of the name and location of tenants and a reasonable number of the principal officers and employees of tenants. Landlord reserves the right to restrict the amount of directory space utilized by any tenant.

11.    RESTROOMS           Tenant shall use the toilet rooms, toilets,
                           urinals, washbowls, and other apparatus
                           available to tenants solely for the purposes for which they were constructed, and Tenant shall not place therein any foreign substances of any kind. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused same. No appliances or other electrical devices shall be used in restrooms.

12.    CANVASSING IN       Canvassing, soliciting, distribution of
       THE BUILDING        handbills or any other written material and
                           peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

13.    TENANTS' REQUESTS   Special requests of tenants will be considered
                           only upon written application to Landlord.
                           Landlord reserves the right to deny any such special requests. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions form Landlord.

14.    CHANGES             Landlord reserves the right to make reasonable
                           additions to, modifications of, or other changes to these Rules and Regulations. Such changes shall become effective when written notice is provided to tenants of the Building.

15.    TENANT CONTRACTOR   All contractors and technicians rendering any
                           service to Tenant shall be referred to Landlord for approval prior to performing any such service and shall be subject to any reasonable contractor guidelines established by Landlord from time to time. This applies to all work performed in or about the Premises including, but not limited to, installation of telephone and telegraph equipment and electrical devices and installations affecting floors, walls, woodwork, windows, ceilings and any other physical portion of the Premises or the Building. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to Landlord's prior written approval.

16.    INTERIOR SIGNAGE    Except as otherwise herein provided, Tenant
                           shall have the right, at its sole cost and expense, to erect and maintain within the interior of the Premises all signs and advertising matter customary or appropriate in the conduct of Tenant's business; provided, however, that Tenant shall upon written notice by the Landlord immediately remove any sign, advertisement, decoration, lettering or notice which Tenant has placed or permitted to be placed in, upon or about the Premises and which Landlord reasonably deems objectionable or offensive, and if Tenant fails or refuses so to do within fifteen (15) days after written notice from Landlord, the Landlord may enter upon the Premises and remove the same at Tenant's cost and expense. In this connection, Tenant acknowledges that the Premises are a part of an integrated commercial development, and agrees that control of all signs by Landlord is essential to the maintenance of uniformity, propriety and the aesthetic values in or pertaining to the Building.

17.    LITTER              Tenant and its employees, representatives and
                           invitees shall not throw cigar or cigarette butts or other substances or litter of any kind in or about the Building or Common Areas, except in receptacles placed therein by Landlord for such purposes.

18.    GENERAL COMMENT     With respect to the Common Area, Landlord shall
                           have the right from time to time to employ personnel; establish, modify and enforce reasonable rules and regulations; construct, maintain and operate lighting facilities;
                           police the Common Area and facilities; from time to time to change the area, level, location and arrangement of parking areas and other facilities herein above referred to (including, without limitation, the conversion of common Area into usable floor area to be occupied by one or more tenants of the Building); to restrict parking areas; to enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating by Tenant; to close all or any portion of the Common Area to such extent as may, in the opinion of Landlord's counsel,

(18.   CONTINUED)          be legally sufficient to prevent a dedication
                           thereof or the accrual of any interest therein by any person or the public; to temporarily close all or any portion of the parking areas or facilities to discourage non-customer parking; to use portions of the Common Area while engaged in making additional improvements or repairs or alterations to the Building; and to do and perform such other acts in and to the Common Area as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants of the Building, their employees, invitees and customers. Tenant shall use the Common Area in an orderly manner in accordance with directional or other signs or guides. Roadways shall not be used at a speed in excess of ten
                           (10) miles per hour and shall not be used for parking or stopping, except for the immediate loading or unloading of passengers. Walkways shall be used only for pedestrian travel.
                           Tenant shall require its customers and invitees to park all motor vehicles in an orderly manner within the painted lines defining the individual parking places.

                                   ADDENDUM
                         to LEASE dated April 18, 1996
                                by and between
                       Jenkon International, Inc., Tenant
                                      and
                       ALCO Limited Partnership, Landlord



RECITALS

The parties to this Addendum to Lease are JENKON INTERNATIONAL, INC. (JENKON), Tenant and ALCO LIMITED PARTNERSHIP (ALCO), an Oregon limited partnership, Landlord. The same terms and conditions of said lease shall apply and the following amendments are hereby confirmed.

      WHEREAS, both parties wish to change the rent commencement date of the Lease and extend the expiration of the Lease term by thirty (30) days due to delays experienced during tenant improvements in the month of June 1996.

     NOW, THEREFORE, effective the date executed by Jenkon and ALCO, as shown below, these parties, for the consideration hereinafter mentioned, covenant and agree that the said Lease is amended as follows:

RENT COMMENCEMENT AND LEASE EXPIRATION DATE CHANGES:

Rent shall commence effective July 1, 1996 and the Lease shall expire on June 30, 1999. All other terms and conditions of the Lease shall remain in force and effect.



       TENANT                                 LANDLORD
       ------                                 --------
AGREED AND ACCEPTED                    AGREED AND ACCEPTED
Jenkon International, Inc.             ALCO Limited Partnership, an Oregon
                                       limited partnership

By: /s/ DA Edwards                      By:  The Agnew Company
   -----------------------                   its General Partner
Title:  President
      --------------------                /s/ Dan J. Agnew
Date:  7-24-96                         -------------------------
     ---------------------                    Dan J. Agnew

                                       Title:    President
                                             -------------------
                                       Date:      7-28-96
                                             -------------------